Contacts:
Big 5 Sporting Goods Corporation
Charles Kirk
Sr. Vice President and Chief Financial Officer
(310) 536-0611

Robert Jaffe
PondelWilkinson MS&L
(323) 866-6060

BIG 5 SPORTING GOODS CORPORATION ANNOUNCES

FISCAL 2003 FIRST QUARTER RESULTS

•	First Quarter Highlights
•	Diluted EPS Increases to $0.15, or to $0.19 Before Debt Redemption Charge
•	29th Consecutive Quarterly Increase in Same Store Sales
•	Revenues Grow to $164.5 Million
•	Completes Previously Announced $20.0 Million Senior Note Redemption
•	Finalizes New $140.0 Million Revolving Credit Facility
•	Conference Call Scheduled Today at 2:00 p.m. (Pacific); Simultaneous Webcast at www.big5sportinggoods.com

El Segundo, CA – May 1, 2003 — Big 5 Sporting Goods Corporation (Nasdaq: BGFV), the leading sporting goods retailer in the western United States, today reported financial results for the fiscal 2003 first quarter that ended on March 30, 2003.

For the 2003 first quarter, net sales increased by $7.4 million, or 4.7%, to $164.5 million from $157.1 million in the first quarter of 2002. Same store sales increased 0.6% versus the first quarter last year, representing the company’s twenty-ninth consecutive quarterly increase in same store sales over comparable prior periods. Gross profit margin increased 0.2% during the first quarter to 35.2% from gross profit margin of 35.0% for the same period last year. Selling and administration expenses were 27.4% of net sales, compared with 26.8% of net sales for the same period last year.

Net income available to common stockholders for the 2003 first quarter, calculated in accordance with generally accepted accounting principles (GAAP), increased to $3.4 million, or $0.15 per diluted share, compared to GAAP net income available to common stockholders of $1.6 million, or $0.10 per diluted share in the same period last year. Results for the fiscal 2003 first quarter include $875,000, net of taxes, or $0.04 per diluted share, related to a charge associated with the redemption of $20.0 million face value of the company’s 10.875% senior notes. Excluding this charge, net income available to stockholders for the 2003 first quarter was $4.3 million, or $0.19 per diluted share. This compares to 2002 first quarter pro forma net income available to stockholders of $4.2 million, or $0.18 per diluted share, which excludes certain effects related to the company’s initial public offering (IPO) and exercise of the underwriters’ over-allotment option in mid-2002.

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Big 5 Sporting Goods
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“We are delighted to have achieved our twenty-ninth consecutive quarter of positive same store sales performance and to have provided earnings that exceeded our guidance, despite a significantly challenging business environment,” said Steven G. Miller, Big 5’s chairman, president and chief executive officer. “We faced a generally lackluster retail climate, diverted consumer interest caused by the war in Iraq and, during the first half of the quarter, record warm weather conditions in our primary markets that adversely affected sales of winter-related products. We overcame these challenging circumstances and produced solid results on the strength of positive performance in our footwear, hardgoods and non-winter-related apparel categories. The fact that we performed so well during this difficult quarter is a real credit to the strength of our experienced team and proven merchandising formula.”

Big 5 also announced that during the first quarter, the company had completed the previously-announced redemption of $20.0 million face value of its 10.875% senior notes and had finalized a new three-year $140.0 million non-amortizing revolving credit facility with a group of banks led by The CIT Group.

Big 5 reports net income and earnings per diluted share in accordance with GAAP and additionally on a pro forma basis to exclude certain effects of the company’s IPO, including the exercise of the underwriters’ over-allotment option. The company raised a total of $84.0 million of net proceeds from the IPO, which occurred in June 2002, during the company’s second fiscal quarter, and the exercise of the underwriters’ over-allotment option, which occurred in July 2002, during the company’s third fiscal quarter. During the company’s third fiscal quarter, the company utilized IPO proceeds and borrowings under its credit facility to redeem all of Big 5’s outstanding senior discount notes and preferred stock and to repurchase approximately 500,000 shares of common stock from non-executive employees. The pro forma figures assume that the IPO took place at the beginning of the periods presented and exclude the effects of certain one-time IPO-related and over-allotment expenses, use of funds generated from the reduction of the redemption premium otherwise applicable to the redemption of preferred stock to pay bonuses in connection with the IPO, interest payments and premiums payable on debt redeemed in connection with the IPO, dividends and premiums payable on preferred stock redeemed in connection with the IPO and related income tax effects. Big 5 uses this pro forma reporting internally to evaluate its operating performance without regard to certain non-recurring financial effects of the IPO and believes this presentation will provide investors with additional insight into its operating results. A reconciliation of the pro forma adjustments to GAAP appears in the financial statements portion of this release.

EPS Guidance
 Big 5 expects to realize same store sales in the slightly negative to low single-digit positive range for the second fiscal quarter of 2003, resulting in earnings per diluted share in the range of $0.28 to $0.31. For the fiscal year ending December 28, 2003, the company currently expects to realize same store sales in the low single-digit positive range, resulting in earnings per diluted share of $1.18 to $1.23. The quarterly estimate of earnings per diluted share is calculated in accordance with GAAP. The full-year estimate of earnings per diluted share excludes $0.04 per diluted share, recorded in the fiscal 2003 first quarter, related to the charge associated with the partial redemption of the company’s senior notes.

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Big 5 Sporting Goods
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Conference Call Information
 Big 5 will host a conference call and audio webcast today at 2:00 p.m. (Pacific) to discuss financial results for the quarter ended March 30, 2003. The webcast will be available at www.big5sportinggoods.com and archived until May 15, 2003.

About Big 5 Sporting Goods Corporation
 Big 5 is the leading sporting goods retailer in the western United States, operating 275 stores in 10 states under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering of over 25,000 stock keeping units in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and in-line skating.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Big 5’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in costs of goods and economic conditions in general. Those and other risks are more fully described in Big 5’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed on March 31, 2003. Big 5 disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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FINANCIAL TABLES FOLLOW

BIG 5 SPORTING GOODS

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except earnings per share data)

	As Reported		Pro Forma
	13 Weeks Ended		13 Weeks Ended(1)

	March 30, 2003	March 31, 2002	March 31, 2002

Net sales	$164,517	$157,133	$157,133
Cost of goods sold, buying and occupancy	106,665	102,126	102,126

Gross profit	57,852	55,007	55,007

Selling and administrative	45,122	42,115	42,029
Depreciation and amortization	2,516	2,361	2,361

Operating income	10,214	10,531	10,617
Premium and unamortized financing fees related to redemption of debt	1,483	66	—
Interest expense, net	2,974	4,483	3,537

Income before income taxes	5,757	5,982	7,080
Income tax	2,360	2,452	2,918

Net income	3,397	3,530	4,162
Redeemable preferred stock dividends and redemption premium	—	1,964	—

Net income available to common stockholders	$3,397	$1,566	$4,162

Earnings per share:
Basic	$0.15	$0.11	$0.19

Diluted	$0.15	$0.10	$0.18

Shares used to calculate earnings per share:
Basic	22,605	14,875	21,452
Diluted	22,664	16,087	22,664

BIG 5 SPORTING GOODS

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(1)	The above pro forma statements are based upon the company’s unaudited consolidated financial statements, with certain adjustments. This presentation is not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may not be consistent with the presentation used by other companies. However, Big 5 uses this pro forma reporting internally to evaluate its operating performance without regard to certain non-recurring financial effects of its initial public offering in 2002 and believes this presentation will provide investors with additional insight into its operating results. The following table reconciles the pro forma data to that reported in the financial statements by making certain adjustments as if the initial public offering, including the exercise of the underwriters’ over-allotment option, were completed at the beginning of the periods presented.

(in thousands except earnings per share data)	13 Weeks Ended

March 31, 2002

Reported net income available to common stockholders	$1,566
Redeemable preferred stock dividends (a)	1,964

Reported net income	3,530
Bonus expense (b)	—
Management fees (c)	86
Interest expense (d)	946
Extraordinary (gain) loss (e)	66
Income taxes (f)	(466)

Pro forma net income available to common stockholders	$4,162

Pro forma earnings per share — diluted	$0.18

Pro forma weighted average shares outstanding — diluted	22,664

(a)	To eliminate dividends and redemption premium on preferred stock redeemed in connection with the initial public offering.

(b)	To eliminate the payment of bonuses that was funded through a reduction of the redemption price that would otherwise have been applicable to redemption of the company’s outstanding preferred stock.

(c)	To eliminate management services agreement fees and the management services agreement termination cost incurred in connection with the initial public offering.

(d)	To eliminate interest expense and amortization of debt issue costs associated with the senior discount notes redeemed in connection with the initial public offering and to reflect interest expense on incremental borrowings under the credit facility.

(e)	To eliminate the extraordinary (gain) loss, net of taxes, associated with the redemption of the senior discount notes.

(f)	To reflect tax expense (benefit) for items (b) through (d) noted above at the effective tax rate

BIG 5 SPORTING GOODS

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	March 30,	December 29,
	2003	2002

Assets
Current assets
Cash	$7,581	$9,441
Merchandise inventory	182,102	169,529
Other current assets	7,673	11,442

Total current assets	197,356	190,412

Property and equipment, net	43,802	45,104
Other long-term assets	21,860	22,459

Total assets	$263,018	$257,975

Liabilities and Stockholders’ Equity
Current liabilities	$112,920	$117,645
Deferred rent	11,526	11,525
Long-term debt	131,505	125,131

Total liabilities	255,951	254,301

Net stockholders’ equity	7,067	3,674

Total liabilities and stockholders’ equity	$263,018	$257,975